UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2019

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5818 El Camino Real

Carlsbad, California 92008

(Address of Principal Executive Offices)

(760) 431-9286

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	ATEC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

On July 30, 2019, Alphatec Holdings, Inc. (the “Company”) issued a press release announcing that it has commenced an underwritten public offering of its common stock with Piper Jaffray & Co. and Canaccord Genuity LLC acting as joint book-running managers in the offering, and Lake Street Capital Markets acting as co-manager in the offering. In connection with the offering, the Company intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock sold in the offering. All of the shares in the offering are to be sold by the Company. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The Company intends to use the net proceeds of the offering for general corporate purposes, including working capital, capital expenditures, and continued research and development with respect to products and technologies. A portion of the net proceeds of the offering may be used to fund possible investments in or acquisitions of complementary businesses, products, or technologies. The Company currently does not have any agreements or commitments to complete any such transaction.

The shares of common stock are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-221085) declared effective by the Securities and Exchange Commission (“SEC”) on December 13, 2018. The offering will be made only by means of a written prospectus and prospectus supplement. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and accompanying prospectus may also be obtained from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, via telephone at (800) 747-3924 or via email at prospectus@pjc.com; or from Canaccord Genuity LLC, Attention: Syndicate Department, 99 High Street, Suite 1200, Boston, MA 02110, or by email at prospectus@cgf.com, or by phone at (617) 371-3900.

A copy of the press release issued in connection with the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Neither this Current Report on Form 8-K nor the press release shall constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering may only be made by means of a prospectus supplement and related base prospectus.

This Current Report on Form 8-K and the related press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate,” “look forward” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. A further list and description of these and other factors, risks and uncertainties can be found in the Company’s most recent annual report, any subsequent quarterly and current reports, and certain other filings, filed with the SEC. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release of Alphatec Holdings, Inc., issued July 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2019	ALPHATEC HOLDINGS, INC.

	By:	/s/ Jeffrey G. Black
	Name:	Jeffrey G. Black
	Its:	Chief Financial Officer